Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
December 27, 2013	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
William Lyon Homes, Inc.	Hong Kong	Shanghai
4695 MacArthur Court, 8th Floor	Houston	Silicon Valley
Newport Beach, California 92660	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Registration Statement on Form S-4 Relating to Exchange Offer for up to $100,000,000 in Aggregate Principal Amount of William Lyon Homes, Inc.’s 8.500% Senior Notes Due 2020

Ladies and Gentlemen:

We have acted as special counsel to William Lyon Homes, Inc., a California corporation (the “Company”), in connection with the issuance of up to $100,000,000 in aggregate principal amount of its 8.500% Senior Notes due 2020 (the “Exchange Notes”) and the guarantees of the Exchange Notes (the “Guarantees”) by each of the entities listed on Exhibit A-1 hereto (the “Specified Guarantors”) and the entities listed on Exhibit A-2 hereto (the “Additional Guarantors” and together with the Specified Guarantors, the “Guarantors”), under an indenture, dated as of November 8, 2012, including the Guarantees (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2013 (the “Registration Statement”). The Exchange Notes and the Guarantees will be issued in exchange for certain of the Company’s outstanding 8.500% Senior Notes due 2020 (the “Old Notes”), and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws

December 27, 2013

of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the California Corporations Code and the Beverly-Killea Limited Liability Company Act, as applicable, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of Arizona and Nevada are addressed in the letters of Bryan Cave LLC and Greenberg Traurig LLP, respectively, which have been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in the circumstances contemplated by the Registration Statement and Prospectus, the Exchange Notes and Guarantees will have been duly authorized by all necessary corporate action of the Company and all corporate or limited liability company action, as applicable, of the Specified Guarantors, and the Exchange Notes and the Guarantees will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, and (c) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, rules of the Financial Industry Regulatory Authority, Inc. or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed that (a) the Indenture, the Exchange Notes and the Guarantees have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Specified Guarantors and (b) the Exchange Notes and Guarantees constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms.

December 27, 2013

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

December 27, 2013

Exhibit A-1

Specified Guarantors

1. William Lyon Homes, a Delaware corporation

2. California Equity Funding, Inc., a California corporation

3. PH-LP Ventures, a California corporation

4. Duxford Financial, Inc., a California corporation

5. Sycamore CC, Inc., a California corporation

6. Presley CMR, Inc., a California corporation

7. PH-Rielly Ventures, a California corporation

8. HSP Inc., a California corporation

9. PH Ventures-San Jose, a California corporation

10. Presley Homes, a California corporation

11. WLH Enterprises, a California general partnership

12. Lyon East Garrison Company I, LLC, a California limited liability company

13. Lyon Waterfront LLC, a Delaware limited liability company

December 27, 2013

Exhibit A-2

Additional Guarantors

1.	William Lyon Southwest, Inc., an Arizona corporation

2.	Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company

3.	Mountain Falls, LLC, a Nevada limited liability company

4.	Mountain Falls Golf Course, LLC, a Nevada limited liability company